EXHIBIT 99.3

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[LOGO      UNITED STATES
           --------------                                     Outlease Agreement
OMITTED]   POSTAL SERVICE.
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Facility Name/Location
     JACKSON - MAIN OFFICE (053774-G01)                 AMADOR COUNTY
     424 SUTTER ST JACKSON, CA 95642-9998               Project: E88355
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1.   THIS LEASE, by and between the UNITED STATES POSTAL SERVICE, hereinafter called Lessor, and Bank of Amador, hereinafter called the Lessee, whose address is PO Box 908 Jackson CA 95642-0908, to use and occupy the property hereinafter described under the terms and subject to the conditions contained herein.

2.   The Lessor hereby leases to the Lessee the following described premises:

     Exclusive use of approximately 6400 square feet of net interior space located on the first and second floors of the two-story portion of the Main Post Office in Jackson, California, together with 14 exterior parking spaces to be used for Lessee's employees (4) and customer (10) parking.

to be used exclusively for the following purpose(s):

     Operation of a bank and purposes incidental thereto.

3. TO HAVE AND TO HOLD the premises with their appurtenances for the following term:

     FIXED TERM. The term beginning May 09, 2001 and ending May 31, 2006 for a total of 5 year(s).

4. The Postal Service may terminate this Agreement at any time by giving 180-days prior written notice to the Lessee.

5.   The Lessee shall pay the Lessor an annual rent of $84,000.00
                  ***Eighty-Four Thousand and 00/100 Dollars*** payable at the rate of $7,000.00 per month in advance. Rents for part of a month shall be prorated. All payments shall be made payable to the Disbursing Officer, United States Postal Service, and contain the following Postal Service finance/sublocation number for identification purposes: 053774-G01. All payments are to be paid by check or money order and delivered to the Disbursing Officer, Accounting Service Center, U.S. Postal Service, P.O. Box 21888, Eagan, MN 55121-0888 by mail or otherwise on or before the first day of each month. A late fee will be charged on all rents that are not received within thirty (30) days from the date the rents are due. The first and last month's rental is due in advance and must be in the form of a certified check or money order, made payable to the Disbursing Officer, U.S. Postal Service and submitted to the Contracting Officer along with signed copies of this lease agreement.

6.   The Lessor shall furnish the Lessee with services and utilities as follows:

     Custodial Services and all utilities except telephone. Lessee shall be responsible for maintenance of interior windows, wall and floor coverings.

     Lessee is also responsible for exterior landscaping and hillside slope maintenance adjacent to the parking area (barrier rail area).

If the heating or air conditioning services are provided under this lease, the Lessor agrees to maintain temperatures in the demised premises in accordance with current Postal Service standards for postal buildings. In the event of a fuel shortage or change in applicable law or regulation where the Lessor is required to cut back or curtail fuel consumption, the Lessee agrees to accept heating or air conditioning at whatever level is available.

7. Lessee has inspected and knows the condition of the leased premises and agrees to accept same in its 'as is' condition. It is further understood that the leased premises are hereby leased to Lessee without any obligation on the part of Lessor to make any additions, improvements or alterations thereto.

8. Lessee shall not make any additions, improvements, repairs, or alterations to the leased premises without the prior written consent of Lessor in each and every instance. If this provision is violated, Lessee is liable for the cost of removal and restoration, plus applicable administrative cost.

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[LOGO      UNITED STATES
           --------------                                     Outlease Agreement
OMITTED]   POSTAL SERVICE.
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9.   The Lessor shall, except as otherwise specified herein and except for damages resulting from the act or negligence of the Lessee, its agents or employees, maintain in good repair and tenantable condition the demised premises, including the building and any and all equipment, fixtures, and appurtenances, whether severable or nonseverable, furnished by the Lessor under this Lease.

10. Lessee shall use reasonable care in the occupation and use of the leased premises. Upon the expiration or termination of this Lease, Lessee shall vacate the leased premises, remove its property therefrom and forthwith yield and place Lessor in peaceful possession of the leased premises, free and clear of any liens, claims, or encumbrances and in as good condition as the leased premises existed at the commencement of this Lease, ordinary wear and tear excepted.

11. Lessee shall comply with all applicable Municipal and State laws, ordinances and regulations and obtain and pay for all licenses and permits as may be required.

12. Lessee agrees not to use the leased premises in any way which, in the judgement of the Lessor poses a hazard to the Lessor, the general public, the leased premises, other lessees, or the building in part or whole; nor shall Lessee use the leased premises so as to cause damage, annoyance, nuisance or inconvenience to the building occupants or others.

13. Lessee, Lessee's agents, employees, invitees and visitors may use the leased premises only for lawful purposes consistent with the requirements of applicable laws, codes and regulations, and shall comply fully with all applicable Rules and Regulations Governing Conduct on Postal Property (Title 39, Code of Federal Regulations, Part 232) as attached hereto or subsequently amended.

14. The Lessor reserves the right to enter the leased premises at all reasonable hours to inspect it, show same or to make such repairs, additions or alterations as Lessor considers necessary.

15. The Lessee must obtain, at no cost to the Lessor, a public liability insurance policy naming the Postal Service as an additional insured (co-insured) and providing limits of liability for bodily injury of $300,000 for each person and $600,000 for each occurrence and $600,000 aggregate and property damage limits of $100,000 for each occurrence and $300,000 aggregate. A certified true copy of the complete policy (not a memorandum of insurance nor a certificate of insurance) with endorsement naming the Postal Service as an additional insured thereunder, shall be furnished the Lessor prior to occupancy. The policy must include the following endorsement: 'It is a condition of this policy that the insurance company must furnish written notice to the United States Postal Service thirty (30) days in advance of the effective date of any reduction in or cancellation of this policy.' Failure to provide and maintain the aforementioned insurance policy with required endorsements may result in termination of the Lease at the option of the Lessor.

In all cases wherein federal, state, or local governmental bodies are self-insured, acceptable evidence of such self-insurance shall be provided prior to occupancy.

16. Lessor shall not be responsible for damages to property or injuries to persons, which may arise from or be incident to the use and occupation of the leased premises, nor for damages to the property or injuries to the person of Lessee or of others who may be on said premises at Lessee's invitation and Lessee shall hold Lessor harmless from any and all claims for such damages or injuries.

17. In the event Lessee is in default of its rental obligations or abandons the leased premises for a period of thirty days or more, or breaches any other portion of this Lease without correcting said breach within 30 days after notice thereof by Lessor, then the Lessor may, at its option, on authority hereby granted the Lessor by the Lesses, (a) declare this Lease ended and terminated and may re-enter the leased premises and remove all persons or things therefrom, and the Lessee hereby expressly waives all service of any demand or notice prescribed by any statute whatever, and (b) Lessor may enter the leased premises and eject Lessee, forcibly or otherwise, without regard to any statute to the contrary, dispose of such personal property left in the premises as deemed in the best interest of the United Statues Postal Service and Lessee shall be liable for such damages as the Lessor may incur. The rights and remedies of the Lessor as

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           --------------                                     Outlease Agreement
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provided in this clause are not exclusive and are in addition to any other rights and remedies provided by law or under this lease agreement.

18. In the event that a state or local tax is imposed upon the occupancy, use, possession, or leasehold interest of or in the real property herein leased, the obligation for the payment of the tax will be wholly that of the Lessee.

19. No member of or delegate to Congress or Resident Commissioner shall be admitted to any share or part of this lease agreement, or to any benefit that may arise therefrom; but this provision shall not be construed to extend to any corporation or company if the agreement be for the general benefit of such corporation or company.

20. The Lessee's name and location may be placed on the building directory, floor directory and/or door plate, if the building is so equipped. No signs of the Lessee shall otherwise be placed inside or outside of the demised premises unless specifically authorized by the Lessor in writing.

21. The Lessee warrants that no person or selling agency has been employed or retained to solicit or secure this lease upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, except bona fide employees or bona fide established commercial or selling agencies maintained by the Lessee for the purpose of securing business. For breach or violation of this warranty, the Lessor shall have the right to annul this Lease without liability, or, in its discretion, to require Lessee to pay in addition to the contract price or consideration, the full amount of such commission, percentage, brokerage, or contingent fee.

22. The failure of Lessor to insist in any one or more instance upon performance of any of the terms, covenants, or conditions of this Lease shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition. Lessee's obligation with respect to such future performance shall continue in full force and effect.

23. Any notice or advice to or demand upon Lessee shall be in writing and shall be deemed to have been given or made on the day when it is deposited in the mail by certified mail to the Lessee's address indicated in paragraph 1, or at such other address as Lessee may hereafter from time to time specify in writing for such purpose. Any notice or advice to or demand upon Lessor shall be in writing and shall be deemed to have been given or made on the day when it is deposited in the mail by certified mail to the Lessor's Contracting Officer at the address indicated on the signature page herein, or at such other address as Lessor's Contracting Officer may hereafter from time to time specify in writing for such purpose. The Contracting Officer is the Lessor's representative and is the only person who has authority to sign or amend the terms or conditions of this Lease.

24. The Lessee agrees that he will not discriminate by segregation or otherwise against any person or persons because of race, color, creed, sex or national origin in furnishing, or by refusing to furnish to, such person or persons the use of any facility, including any and all services, privileges, accommodations and activities provided therein.

25. Except with the prior written consent of Lessor, Lessee shall neither transfer nor assign this lease or any of its rights hereunder, nor sublet the leased premises or any part thereof or any property thereon nor grant any interest, privilege or license whatsoever in connection with this Lease. In the event the Lessor consents to the subleasing or assignment of this Lease, Lessee shall remain obligated to pay rent and to perform all other covenants under this Lease.

26. Lessee acknowledges that he acquires no right by virtue of execution of this Lease to claim any benefits under Title 39, Code of Federal Regulations,
Part 777. (Relocation Assistance and Real Property Acquisition Policies)

27. If the property leased is located in a State requiring the recording of leases, the Lessee shall comply with all such statutory requirements at Lessee's expense.

28. Access to the leased space is available 7 days a week, 24 hours a day. However, scheduled use beyond one 10-hour shift per day and/or 5 days per week is subject to an additional charge to compensate for additional services and/or utilities. Lessee hours of operation are 7:30 a.m. to 5:00 p.m.

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[LOGO      UNITED STATES
           --------------                                     Outlease Agreement
OMITTED]   POSTAL SERVICE.
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29.  Hazardous/Toxic Conditions Clause: The Lessee must comply with all state and local rules, laws, regulations, ordinances and licensing or permit requirements which affect the environment and physical integrity of the leased premises or its surrounding area. If any activity of the tenant involves the storage on premises, shipping to or from the premises or any use on the premises of any material, chemical or agent that qualifies as a hazardous or toxic substance under federal, state and local regulations or is an unregulated substance that has hazardous characteristics and is used, stored or transported in sufficient quantities to qualify as hazardous material then all federal, state and local regulations, licensing or permit requirements must be complied with and copies of all licenses, permits or authorizations for their use, shipment, storage or transport must be forwarded to the Contracting Officer as well as copies of any citations or listing of infractions and subsequent corrections by the Lessee. Copies of any changes in any and all licenses or permits must be forwarded to the Contracting Officer. Where more than one rule or regulation applies, the more stringent will apply. If any federal, state or local law, regulation, rule or ordinance requires the filing of periodic reports by the tenant, it shall be the obligation of the tenant under this Lease to file a copy of any such periodic report(s) with the Postal Service Contracting Officer at the same time such report(s) is filed with the federal, state or local government or its assignee.

The Postal Service reserves the right to inspect the premises at any reasonable time to ascertain if any lease violations occur. If any contamination, as reasonably determined by the Contracting Officer, occurs due to the handling, use, storage or transfer by the tenant of any material, whether such contamination, violation or hazardous condition is discovered during the lease term or after expiration or termination thereof, Lessee shall be solely responsible for removal or remediation of the hazardous or toxic condition in accordance with federal, state and local regulations and permit requirements. Notwithstanding any other clause in this section or in the Lease, the tenant shall remove all hazardous material from the property at the expiration or termination of the lease and provide copies of all permits, notices and manifests required for such removal to the Postal Service. Lessee's failure to comply with the provisions of this paragraph shall be grounds for termination of this Lease for default. Receipt by Lessor of notices, reports, or any other information or documentation required herein shall not impose any responsibility on Lessor to supervise the affairs of Lessee nor relieve Lessee of its responsibility to comply fully with all applicable laws and regulations. The rights and remedies of the Postal Service provided in this clause are in addition to any other rights and remedies which may be available to the Postal Service by law or under this agreement. The Lessee hereby indemnifies the Postal Service and its officers, agents, representatives, and employees from all claims, loss, damage, actions, causes of action, expense and/or liability, including the cost of defense, resulting from, brought for, or on account of any violation of this clause.

30. Gratuities or Gifts (April 1993): The Postal Service may terminate this contract for default if, after notice and a hearing, the Postal Service Board of Contract Appeals determines that the Lessee or the Lessee's agent or other representative:

     1. Offered or gave a gratuity or gift (as defined in 5 CFR 2635) to an officer or employee of the Postal Service; and

     2. Intended by the gratuity or gift to obtain a contract or favorable treatment under a contract.

The rights and remedies of the Postal Service provided in this clause are in addition to any other rights and remedies provided by law or under this contract.

31. Smoking on Postal Premises: Smoking is prohibited in the building. Including those premises conveyed to the Lessee under this lease. Furthermore, smoking outside the building on postal property is permissible only in designated areas. Smoking is defined as having a lighted cigar, cigarette, pipe or other smoking material.

32.  The following paragraphs were deleted before execution of this lease:

     NONE

33. The following paragraphs or documents were incorporated before execution of this lease:

     PARKING SIGNS: Lessee may, at its own expense, post "RESERVED" signs at the parking spaces reserved for their employees.

     LESSEE shall make reasonable efforts to conserve energy consumption. These efforts shall include reducing hours of operation for HVAC units, increased

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[LOGO      UNITED STATES
           --------------                                     Outlease Agreement
OMITTED]   POSTAL SERVICE.
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     temperature points at which air conditioning units are activated and other actions designed to conserve the use of electricity, oil and/or natural gas. In the event the utility rates increase considerably over and above the rates effective on the effective date of this agreement, the Postal Service reserves the right to separately meter the utilities and reduce the annual rental rate accordingly, based on Lessee's historical prorata share of any utility that is separately metered.

     Cleaning schedule: Main Floor floors and restrooms will be cleaned and/or vacuumed daily. Second Floor floors will be vacuumed and/or cleaned at least two times per week. All restrooms, including second floor, will be cleaned daily and mopped a minimum of once per week.

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[LOGO      UNITED STATES
           --------------                                     Outlease Agreement
OMITTED]   POSTAL SERVICE.
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EXECUTED this 24 day of April, 2001.

                                   CORPORATION

                    Bank of Amador (a California Corporation)

                              Affix Corporate Seal


Thomas L. Walker, Senior Vice President     /s/ THOMAS L. WALKER
---------------------------------------     ------------------------------------
Print Name & Title                          Signature


                                            /s/ R. ROY
---------------------------------------     ------------------------------------
Print Name & Title                          Signature


---------------------------------------     ------------------------------------
Print Name & Title                          Signature


---------------------------------------     ------------------------------------
Print Name & Title                          Signature


---------------------------------------     ------------------------------------
Print Name & Title                          Signature


---------------------------------------     ------------------------------------
Print Name & Title                          Signature

Lessee Address:    PO Box 908 Jackson CA 95642-0908

  Telephone No:    (209) 223-2320

        Tax Id:    94-2882972


/s/ R. ROY                              /s/ GARETH ABEL
-----------------------------------     ----------------------------------------
Witness                                 Witness


                        ACCEPTANCE BY THE POSTAL SERVICE


Date: 5/3/01

LILITH Y RAMBUR, REAL ESTATE SPECIALIST     /s/ LILITH Y RAMBUR
---------------------------------------     ------------------------------------
Contracting Officer                         Signature of Contracting Officer


SEATTLE FACILITIES FIELD OFFICE
PO BOX 9724 FEDERAL WAY WA 98063-9724
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Address of Contracting Officer


---------------------------------------     ------------------------------------
Witness                                     Witness

Contact Person: LILITH Y RAMBUR, (253) 874-7276

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[GRAPHIC OMITTED] UNITED STATES                            Rules and Regulations
                  POSTAL SERVICE            Governing Conduct on Postal Property

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Facility Name/Location
     JACKSON - MAIN OFFICE (053774 - G01)                       AMADOR COUNTY
     424 SUTTER ST    JACKSON, CA    95642-9998                 Project: E88355

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A.   APPLICABILITY

These rules and regulations apply to all real property under the charge and control of the Postal Service, to all tenant agencies, and to all persons entering or on such property. These rules and regulations shall be posted and kept posted at a conspicuous place on all such property.

B.   RECORDING PRESENCE

Except as otherwise ordered, properties must be closed to the public after normal business hours. Properties also may be closed to the public in emergency situations and at such times as may be necessary for the orderly conduct of business. Admission to properties when such properties are closed to the public may be limited to authorized individuals who may be required to sign the register and display identification documents when requested by security force personnel or other authorized individuals.

C. GENERAL RESTRICTIONS

1. Preservation of Property. Improperly disposing of rubbish, spitting, creating any hazard to persons or things, throwing articles of any kind from a building, climbing upon the roof or any part of a building, or willfully destroying, damaging, or removing any property or any part thereof, is prohibited.

2. Conformity with Signs and Directions. All persons in and on property shall comply with official signs of a prohibitory or directory nature, and with the direction of security force personnel or other authorized individuals.

3. Inspection. Purses, briefcases, and other containers brought into, while on, or being removed from the property are subject to inspection.. However, items brought directly to a postal facility's customer mailing acceptance area and deposited in the mail are not subject to inspection, except as provided by section 115 of the DOMESTIC MAIL MANUAL. A person arrested for violation of this section may be searched incident to that arrest.

D. SPECIFIC RESTRICTIONS

1. Disturbances. Disorderly conduct, or conduct which crates loud and unusual noise, or which obstructs the usual use of entrances, foyers, corridors, offices, elevators, stairways, and parking lots, or which otherwise tends to impede or disturb the public employees in the performance of their duties, or which otherwise impedes or disturbs the general public in transacting business or obtaining the services provided on property, is prohibited.

2. Gambling. Participating in games for money or other personal property, the operating of gambling devices, the conduct of a lottery or pool, or the selling or purchasing of lottery tickets, is prohibited on postal premises. This prohibition does not apply to the vending or exchange of state lottery tickets at vending facilities operated by licensed blind persons where such lotteries are authorized by state law.

3. Alcoholic Beverages and Drugs. A person under the influence of an alcoholic beverage or any drug which has been defined as a "controlled substance" may not enter postal property or operate a motor vehicle on postal property. The possession, sale, or use of any "controlled substance" (except when permitted by law) or the sale or use of any alcoholic beverage (except as authorized by the Postmaster General or designee) on postal premises is prohibited. The term "controlled substance" is defined in section 802 of the title 21 U.S.C.

4. Sale of Tobacco Products in Vending Machines. The sale of tobacco products in vending machines located in or around postal property is prohibited. The distribution of free samples of tobacco products in or around postal property is also prohibited. The term "tobacco product" means cigarettes, cigars, little cigars, pipe tobacco, smokeless tobacco, snuff, and chewing tobacco.

5. Soliciting,Electioneering, Collecting Debts, Vending, and Advertising. Soliciting alms and contributions, campaigning for election to any public office, collecting private debts, commercial soliciting and vending, and the display or distribution of commercial advertising on postal premises are prohibited. This prohibition does not apply to:

         a. Commercial activities performed under contract with the Postal Service or pursuant to the provisions of the Randolph-Sheppard Act;

         b. Posting notices on bulletin boards as authorized in POSTAL OPERATIONS MANUAL 221.525;

         c. The solicitation of Postal Service and other federal military and civilian personnel for contributions by recognized agencies as authorized by the Manual on Fund Raising Within the Federal Service issued under Executive Order 10927 of March 13, 1961.

6. Depositing Literature. The depositing or posting of handbills, flyers, pamphlets, signs, posters, placards, or other literature except official postal and other governmental notices and announcements on the grounds, walks, driveways, parking and maneuvering area, exteriors of building and other structures, or on the floors, walls, stairs, racks, counters, desks, writing tables, window ledges, or furnishings, in interior public areas on postal premises is prohibited. This prohibition does not apply to:

         a. Posting notices on bulletin boards as authorized in 221.525, POSTAL OPERATIONS MANUAL.

         b.       Interior space assigned to tenants for their exclusive use.

7. Photographs for News, Advertising, or Commercial Purposes. Except as prohibited by official signs or the directions of security force personnel or other authorized personnel or a federal court order or rule, photographs for news purposes may be taken in entrances, lobbies, foyers, corridors, or auditoriums when used for public meeting. Other photographs may be taken only with the permission of the local postmaster or installation head.

8. Dogs and Other Animals. Dogs, except guide dogs, and other animals, shall not be brought upon property for other than official purposes.

9.       Vehicular and Pedestrian Traffic

         a. Drivers of all vehicles in or on postal premises shall drive in a careful and safe manner at all times and shall comply with signals and directions of security force personnel, other authorized individuals, and all posted traffic signs.

         b. The blocking of entrances, driveways, walks, loading platforms, or fire hydrants is prohibited.

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[GRAPHIC OMITTED] UNITED STATES                            Rules and Regulations
                  POSTAL SERVICE            Governing Conduct on Postal Property

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         c.       Parking without authority, parking in unauthorized locations or in locations reserved for other persons, or continuously in excess of 18 hours without permission, or contrary to the direction of posted signs is prohibited. The section may be supplemented by the postmaster or installation head from time to time by the issuance and posting of specific traffic directives as may be required. When so issued and posted, such directives shall have the same force and effect as if made a part thereof.

10. Weapons and Explosives. No person while on property shall carry firearms, other dangerous or deadly weapons, or explosives, either openly or concealed, except for official purposes.

E.   NONDISCRIMINATION

There must be no discrimination by segregation or otherwise against any person or persons because of race, color, religion, national origin, sex, age (persons 40 years of age or older are protected), reprisal (discrimination against a person for having filed or for having participated in the processing of an EEO complaint_29 CFR 1613.261-262), or physical or mental handicap, in furnishing, or by refusing to furnish to such person or persons the use of any facility of a public nature, including all services privileges, accommodations, and activities provided on postal property.

Members of the U.S. Postal Security Force shall exercise the powers of special policemen provided by 40 U.S.C. 318 and shall be responsible for enforcing the regulations in this notice in a manner that will protect Postal Service property. Postal Inspectors may likewise enforce regulations in this notice.

F. PENALTIES AND OTHER LAW

1. Alleged violations of these rules and regulations are heard and the penalties prescribed herein are imposed, either in a Federal District Court or by a federal magistrate in accordance with applicable court rules. Questions regarding such rules should be directed to the regional counsel for the region involved.

2. To the extent applicable under 39 CFR Part 232, whoever shall be found guilty of violating the rules and regulations in this notice while on property under the charge and control of the Postal Services is subject to fine or not more than $50 or imprisonment of not more than 30 days or both. Nothing contained in these rules and regulations shall be construed to abrogate any other federal laws or regulations or any state or local laws and regulations applicable to any area in which the property is situated.

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                               U.S. Postal Service

                     AMENDMENT/EXTENSION TO LEASE AGREEMENT
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1. Location (Include Facility Name,    2. Lease Number (As Shown on PS Form
   No., Street, City, State, and          7423, Lease Agreement)
   ZIP + 4)                               053774-G01
                                       -----------------------------------------
   Main Post Office                    3. Name of Lessee (Print or Type)
   424 Sutter Street                      The Bank of Amador
   Jackson, CA 95642-9998              -----------------------------------------
                                       4. Date of Original Lease
                                          April 21, 1993

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5. Said lease is hereby extended for a term of FIVE (5) year(s) beginning
   5/9/1996.                                   ----
   --------

   and ending 5/8/2001 at an annual rental of $74,712.00.
              --------                        ----------

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6. Said lease is hereby amended to read as follows. Attach additional sheets, if necessary.

       This extension is in accordance with Paragraph 33 of the Lease and the extension amends that Paragraph allowing for a five-year extension.

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7. All other provisions of said lease, as amended or modified, are to remain the same and in full force and effect.

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8. For identification purposes, please include the following number on the monthly rental check or money order:

                        053774-G01      A15460
                     -----------------------------
                     (Lease Identification Number)

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9. Executed this 26th day of February, 1996.
                 ----        --------  ----

                                         By: Mr. Larry Standing, President
------------------------------------         -----------------------------------
Signature of Witness            Date         Name of Lessee (Print or Type)


                                             /s/ LARRY STANDING         2/26/96
------------------------------------         -----------------------------------
Signature of Witness            Date         Signature of Lessee         Date

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10. Accepted for the United States Postal Service on _________, 19_______.

                                         By: David Klement
------------------------------------         -----------------------------------
Signature of Witness            Date         Name of Contracting Officer
                                             (Print or Type)


------------------------------------         -----------------------------------
Signature of Witness            Date         Signature of Contracting      Date
                                             Officer

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Form 7423-B, February 1987